Exhibit 31.2

Certification

I, Ronald H. Spair, certify that:

1.	I have reviewed this report on Form 10-Q of OraSure Technologies, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: December 5, 2014

/s/ Ronald H. Spair
Ronald H. Spair
Chief Operating Officer and
Chief Financial Officer
(Principal Financial Officer)